CyberAmerica Corporation
                                 Promissory Note
Principle Amount: $47,294.55                                Date: March 31, 1998

         CyberAmerica Corporation, a corporation duly organized and validly existing under the laws of the State of Nevada (herein called the "Company"), for value received hereby promises to pay to Richard D. Surber ("Holder"), or order, the principle sum of forty seven thousand two hundred ninety four dollars and fifty five cents ($47,294.55).

         1. Payments. The Company acknowledges that between January 1996 and December 1997 it received periodic cash advances with an outstanding balance of $47,294.55 from Holder. The Company hereby promises to repay this balance in full, including the interest outlined in Paragraph 2. The entire unpaid principal balance and accrued interest thereon, if any, shall become immediately due and payable on demand but no later than March 31, 2003.

         2. Interest. The obligation shall bear simple interest which shall be at the rate of 22% per annum commencing on March 31, 1998, payable in full on the date of maturity.

         3. Type and Place of Payments. Payments of principal and interest shall be made in lawful money of the United States of America to the above-named
Holder at the principle office CyberAmerica Corporation, 268 West 400 South, Suite 300, Salt Lake City, Utah 84101, or at such other place as the holder hereof may from time to time designate in writing.

         4. Prepayment. Advance payment or payments may be made on the principal, without penalty or forfeiture. There shall be no premium or penalty for any prepayment.

IN WITNESS  WHEREOF,  the Company has caused this Note to be duly executed.

Dated:  March 31, 1998                                  CyberAmerica Corporation

                                               By:   /s/ Wayne Newton
                                                   _____________________________
                                                    Wayne Newton
                                                    Authorized Representative
STATE OF ____UTAH_______ )
                         ): ss
COUNTY OF __SALT LAKE__  )

Before me, a Notary Public of said State, on the 31st day of March, 1998, personally appeared, Wayne Newton, to me known to be the person who signed the foregoing Promissory Note the Authorized Representative of CyberAmerica Corporation, a Nevada Corporation, who being duly sworn, acknowledged that they signed the same individually by voluntary act and deed, for the uses and purposes therein expressed, and that the facts stated therein are true.

                                            WITNESSETH MY HAND AND OFFICIAL SEAL

                                                       /s/ Steven A. Mallery
                                                     ---------------------------
                                                      Notary Public